Exhibit 10.10

AMENDED AND RESTATED LIMITED GUARANTY

AMENDED AND RESTATED LIMITED GUARANTY, dated as of March 24, 2010 (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by WELLS TIMBERLAND REIT, INC., a Maryland corporation (the “Guarantor”), in favor of COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties. This Guaranty amends and restates in its entirety that certain Guaranty, dated as of October 9, 2007 (the “Original Guaranty”), by the Guarantor in favor of the Administrative Agent for the benefit of each Lender Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company, Wells Timberland Operating Partnership, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent in its capacity as administrative agent for the Lenders, the Lenders have extended Commitments (capitalized terms not otherwise defined herein, and all other capitalized terms not otherwise defined herein, to have the meanings provided for in Article I) to make Loans to the Borrowers; and

WHEREAS, as a condition precedent to the Funding Date under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Commitments and the making of the Loans to the Borrowers by the Lenders;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, to amend and restate the Original Guaranty in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Bankruptcy Code” is defined as Title 11 of the United States Code.

“Borrower” and “Borrowers” are defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party; (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a substantial portion of their respective assets; (iii) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Lenders” is defined in the first recital.

“Original Guaranty” is defined in the preamble.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment to the Administrative Agent (for the benefit of the Lender Parties) of all losses, costs, expenses, and damages incurred or suffered by any of the Lender Parties as a result of, or arising in connection with, any of the following (collectively, the “Guaranteed Obligations”):

(a) any fraud or intentional misrepresentation or omission by any Loan Party or any Loan Party’s Affiliates, partners, members, officers, directors, shareholders or principals in connection with (i) the performance of any of the conditions to the Lenders making the Loans; (ii) any inducements to the Lenders to make the Loans; (iii) the execution and delivery of the Loan Documents; (iv) any certificates, representations or warranties given in connection with the Loans; or (v) any Loan Party’s performance of the Obligations;

(b) any breach of any Loan Party’s obligations under Section 6.24 of the Credit Agreement;

(c) any Lien on the Collateral not permitted by Section 7.2.3 of the Credit Agreement or by any Loan Party incurring Indebtedness not permitted by Section 7.2.2 of the Credit Agreement;

(d) the sale, transfer, lease, contribution, conveyance or other disposition by any Loan Party of any Collateral other than as permitted by Section 7.2.9 of the Credit Agreement;

(e) the replacement cost of any property removed by any Loan Party from the Real Property without the consent of the Administrative Agent after an Event of Default has occurred and is continuing;

(f) any intentional acts or omissions by any Loan Party that result in waste (including economic and non-physical waste) of all or any part of the Collateral;

(g) the occurrence of any Insolvency or Liquidation Proceeding in which one or more Loan Parties has acted in concert with, colluded or conspired with any other Person, to cause the occurrence of any such Insolvency or Liquidation Proceeding;

(h) any amendment, supplement, waiver or other modification, termination or assignment of any MW Supply Agreement not permitted by clause (l) of Section 7.1.11 of the Credit Agreement;

(i) the failure (i) of any Loan Party to deposit or cause to be deposited any payments in the Revenue Account, the Domestic Equity Raise Account, the International Equity Raise Account, the Interest Reserve Account, the Wells TRS Subsidiary Account, the Working Capital Account, the Expense Account, or the Receipt Account as required by Sections 7.1.12, 7.1.13, 7.1.14, 7.1.15, 7.1.16, 7.1.17, 7.1.18 and 9.2, as applicable, of the Credit Agreement or (ii) of any amounts on deposit in the Receipt Account to be applied in accordance with the Receipt Waterfall (except as approved by the Administrative Agent or the Required Lenders);

(j) the forfeiture or threatened forfeiture of the Collateral to any Governmental Authority pursuant to the Racketeer Influenced and Corrupt Organizations Act or similar Law;

(k) any breach of Section 6.23 of the Credit Agreement;

(l) any payments in violation of Section 7.2.6 of the Credit Agreement;

(m) any action by any Loan Party or any of their Affiliates, partners, members, officers, directors, shareholders or principals takes action to frustrate, hinder or delay the Administrative Agent’s or any Lender’s exercise of its remedies, it being understood that the foregoing shall not include any reasonable action taken by a Loan Party in good faith to either contest the existence of any Default or an Event of Default or dispute the meaning or construction of a contractual term of any Loan Document; and

(n) the willful misconduct of any Loan Party.

This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, any other Loan Party or any Collateral before or as a condition to the obligations of the Guarantor hereunder. Notwithstanding the foregoing, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state Law.

SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, if any Event of Default under Section 8.1.7 of the Credit Agreement shall occur or the Loans are declared due and payable, the Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable.

SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have irrevocably terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;

(b) the failure of any Lender Party:

(i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;

(d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(e) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Loan Party against any Lender Party;

(f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim

of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

(g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party or the Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.7 of the Credit Agreement.

SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.

SECTION 2.6 Waiver of Subrogation. The Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantor hereunder shall be free and clear of all Taxes.

ARTICLE III

REPRESENTATIONS AND COVENANTS

SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty, to the Administrative Agent as set forth below:

(a) the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby;

(b) the execution and delivery by the Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Guarantor. This Guaranty and such other Loan Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor and each constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and

(c) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party and the consummation by the Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under the Guarantor’s Organizational Documents, (ii) contravene or result in a default under any material contractual restriction or Law binding on the Guarantor, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on the Guarantor’s properties (other than on behalf of the Administrative Agent).

SECTION 3.2 Additional Covenants. The Guarantor agrees that, until all the Guaranteed Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Credit Agreement and the other Loan Documents that are applicable to it.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.

SECTION 4.2 Amendments, etc.; Successors and Assigns.

(a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 11.1 of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

(b) This Agreement shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that the Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Loans to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.10 and Article X of the Credit Agreement.

SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Credit Agreement. All notices to the Guarantor shall be sent care of the Borrowers at their address set forth in the Credit Agreement and all notices to the Administrative Agent shall be sent as provided in the Credit Agreement.

SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. Each Lender Party agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.

SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 4.9 Waiver of Jury Trial. THE GUARANTOR AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.

SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT

REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.

SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 4.13 No Novation. The amendment and restatement of the Original Guaranty by this agreement shall not constitute a novation or termination of the obligations and covenants of the Guarantor thereunder, but shall constitute an amendment and restatement of the obligations and covenants of the Guarantor under the Original Guaranty and this Guaranty hereby reaffirms all such obligations and covenants under the Original Guaranty as amended and restated hereby.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS TIMBERLAND REIT, INC.

By:
	Name:	Douglas P. Williams
	Title:	Executive Vice President, Secretary & Treasurer

Acknowledged and Accepted:

COBANK, ACB,
as Administrative Agent

By:
	Name:	Michael Tousignant
	Title:	Vice President

WELLS REIT LIMITED GUARANTY

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